Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of Hoyne Bancorp, Inc. of our report dated April 29, 2025, on the consolidated financial statements of Hoyne Savings, MHC and Subsidiaries included in the Prospectus contained in such Registration Statement and to the reference to us under the heading “Experts” in the Prospectus.

/s/ WIPFLI LLP

WIPFLI LLP

June 17, 2025

Atlanta, Georgia